Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-143555 on Form F-1 of our report dated May 11, 2007 (May 21, 2007 as to Note 18) relating to the financial statements of Spreadtrum Communications, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Summary consolidated financial data”, “Selected consolidated financial data” and “Experts” in such Prospectus.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China

June 22, 2007